Exhibit 99.1

SEACOAST COMMERCE BANC HOLDINGS SHAREHOLDERS APPROVE MERGER WITH ENTERPRISE FINANCIAL SERVICES CORP

November 6, 2020, ST. LOUIS, MO. and SAN DIEGO, CA — Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company,” “EFSC,” “Enterprise,” “we,” “us,” or “our”), the holding company of Enterprise Bank & Trust (“EB&T”), and Seacoast Commerce Banc Holdings (OTCPK: SCBH) (“SCBH”), the holding company of Seacoast Commerce Bank (“Seacoast”), announced today that, at a special meeting of shareholders held on November 6, 2020, SCBH shareholders approved the proposed merger of EFSC and SCBH, pursuant to the Agreement and Plan of Merger, dated August 20, 2020 (the “Merger Agreement”), by and among EFSC, EB&T, SCBH and Seacoast. Subject to the terms of the Merger Agreement, SCBH will merge with and into EFSC, with EFSC surviving the merger, and Seacoast will merge with and into EB&T, with EB&T surviving the merger. At the effective time of the merger, each holder of SCBH common stock will receive 0.5061 shares of EFSC common stock for each SCBH common share held and cash in lieu of fractional shares. The parties intend to close the transaction in mid-November, subject to customary closing conditions.

About Enterprise Financial Services Corp:

Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $8.4 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates 34 branch offices in Arizona, Kansas, Missouri and New Mexico. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

About Seacoast Commerce Banc Holdings:

Seacoast Commerce Banc Holdings, with approximately $1.3 billion in assets, is a bank holding company with one wholly owned banking subsidiary, Seacoast Commerce Bank. Both the holding company and the bank are headquartered in San Diego, California, with Seacoast Commerce Bank having five full-service banking branches in California and Nevada, and SBA loan and deposit production offices throughout Arizona, California, Colorado, Georgia, Illinois, Indiana, Massachusetts, Nevada, New Jersey, Ohio, Oregon, Texas, Utah and Washington. For more information, please visit www.scbholdings.com or www.sccombank.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements regarding Enterprise, including its wholly-owned subsidiary EB&T, SCBH, including its wholly-owned subsidiary Seacoast, and Enterprise’s proposed acquisition of SCBH and Seacoast. These forward-looking statements may include: statements regarding the acquisition, the consideration payable in connection with the acquisition, and the ability of the parties to consummate the acquisition. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that EFSC anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the acquisition may not be timely completed, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement; the outcome of any legal proceedings that may be instituted against EFSC or SCBH; that prior to the completion of the acquisition or thereafter, EFSC’s and SCBH’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm Enterprise and Seacoast’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed acquisition; and those factors and risks referenced from time to time in EFSC’s filings with the Securities and Exchange Commission (the “SEC”), including in EFSC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, and its other filings with the SEC. For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, each of EFSC and SCBH disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information please contact:

Investor inquiries:
Keene Turner, Executive Vice President and Chief Financial Officer
(314) 512-7233

Media inquiries:
Karen Loiterstein, Senior Vice President, Marketing (314) 512-7141

SCBH Contact Information:
Richard M. Sanborn, Chief Executive Officer
(725) 465-1919